Exhibit 10.12

Petrocorp Inc.

2022 Stock Incentive Plan

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “3(i) Option” means an Award (other than Restricted Stock) granted under Section 3(i).

(b) “102 Option” means an Award (other than a SAR, a RSU or any other Award settled in cash) granted under Section 102.

(c) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(e) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of U.S. federal securities laws, state corporate and securities laws, the Code, U.S. state and local tax laws, the rules of any applicable stock exchange or national market system, applicable laws of Israel, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(f) “Award” means the grant of an Option, SAR, Restricted Stock, RSU or other right or benefit under the Plan.

(g) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity or, in the absence of such then effective written agreement and definition, in the determination of the Administrator, the Grantee’s: (i) conviction of any felony involving moral turpitude or affecting the Company or a Related Entity; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Grantee’s direct supervisor that involves the business of the Company or a Related Entity and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or a Related Entity; (iv) any breach of the Grantee’s fiduciary duties or duties of care of the Company or a Related Entity, including without limitation disclosure of confidential information of the Company or a Related Entity; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or a Related Entity.

(j) “Change in Control” means the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets, or stock, or over fifty percent (50%) of the voting stock to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise.

(k) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(l) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means Petrocorp Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a merger, consolidation or similar transaction.

(o) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(p) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(q) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws, unless otherwise affirmatively required under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity or any successor in any capacity of Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(r) “Director” means a member of the Board or the board of directors of any Related Entity.

(s) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability policy in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or a national market system, including without limitation the New York Stock Exchange, NYSE American and Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including, without limitation, the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in clauses (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(w) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Israeli Employee” means Employees, office holders of the Company or a Related Company (“Nosei Misra” – as such term is defined in the Israeli Companies Law 1999), and Directors (excluding those who are considered a “Controlling Shareholder” pursuant to Section 32(9) of the Tax Ordinance or otherwise excluded by the Tax Ordinance).

(z) “Israeli Grantee” means Grantees who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the payment of tax (whether such Grantee is entitled to the tax benefits under Section 102 or not).

(aa) “ITA” means Israeli Tax Authorities.

(bb) “Non-Employee” means Consultants or any other person who is not an Israeli Employee.

(cc) “Non-qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option, a 3(i) Option or a 102 Option.

(dd) “Non-Trustee 102 Option” means a 102 Option granted pursuant to Section 102(c) of the Tax Ordinance and not held in trust by the Trustee.

(ee) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(gg) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh) “Performance-Based Compensation” means an Award that includes as a vesting condition the satisfaction of performance criteria established by the Administrator.

(ii) “Plan” means this 2022 Stock Incentive Plan, as amended and in effect from time to time.

(jj) “Related Entity” means any Parent or Subsidiary of the Company. With respect to Israeli Grantees of 102 Options, the definition shall further include any entity permitted under Section 102(a) of the Tax Ordinance.

(kk) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as established by the Administrator.

(ll) “Restricted Stock Units” or “RSUs” means an Award that may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares, or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(nn) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(oo) “Section 3(i)” means Section 3(i) of the Tax Ordinance, as may be amended from time to time.

(pp) “Section 102” means Section 102 of the Tax Ordinance, as may be amended from time to time.

(qq) “Share” means a share of the Common Stock.

(rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ss) “Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961 (including as amended pursuant to Amendment 132 thereto) and to the extent not specifically indicated hereunder also the rules, regulations and orders or procedures promulgated thereunder from time to time, as amended or replaced from time to time.

(tt) “Trustee” means any individual appointed by the Company to serve as trustee and approved by the ITA, in accordance with the provisions of Section 102(a) of the Tax Ordinance and the regulations promulgated thereunder.

(uu) “Trustee 102 Option” means a 102 Option granted pursuant to Section 102(b) of the Tax Ordinance and held in trust by the Trustee for the benefit of an Israeli Grantee.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 12 below, the maximum aggregate number of Shares that may be issued pursuant to all Awards (including Incentive Stock Options) under the Plan is 3,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock. Notwithstanding Section 3(b), Incentive Stock Options on no more than 3,000,000 Shares, adjusted pursuant to the provisions of Section 12 below, may be granted.

(b) Any Shares covered by an Award (or portion of an Award) that is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of the principal established stock exchange or national market system on which the Common Stock is traded and Applicable Law, any Shares covered by an Award that are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares that may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4. Administration of the Plan.

(a) Plan Administrator.

(i) General. With respect to grants of Awards to Directors, Employees or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Any such Committee shall be constituted to permit such grants and related transactions to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Further, with respect to Consultants and Employees (who are neither Directors or Officers), the Board may authorize one or more Officers to grant Awards to such persons and may limit such authority as the Board determines from time to time.

(ii) Administration With Respect to Directors who are not Employees. Notwithstanding the above, with respect to grants of Awards to Directors who are not Employees, the Board shall have the exclusive power to select such Directors to participate in the Plan and to determine the number of Non-qualified Stock Options, SARs or shares of Restricted Stock or Restricted Stock Units or other benefits under the Plan to be so awarded. If the Board appoints a Committee to administer the Plan, it may delegate to the Committee administration of all other aspects of the Awards made to such Directors who are not Employees.

(iii) Administration With Respect to Israeli Grantees. With respect to grants of Awards to Israeli Grantees, the Plan shall be administered by (A) the Board or (B) a Committee or one or more Officers designated by the Board, which Committee or Officers shall be constituted or appointed in such a manner as to satisfy the ITA and the Applicable Laws applicable to Awards for Israeli Grantees. Once appointed, such Committee or Officer shall continue to serve until otherwise directed by the Board.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder, the exercise price or purchase price of each Option or other Award, the duration of each Award and the times at which each Award shall become exercisable;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder, including but not limited to: the exercise price, the time or times when Options may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Award or Shares related thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee. The reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall not be subject to stockholder approval and canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award shall not be subject to stockholder approval and shall be at the discretion of the Administrator;;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the U.S. on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

(ix) to designate Awards as Incentive Stock Options or Non-qualified Stock Options, or as 102 Options (whether through a trustee or not) or 3(i) Options subject to the limitations under the ITA or any other Applicable Law and to determine the type and route of the Trustee 102 Options;

(x) to determine the Fair Market Value of the Shares in accordance with the provisions of the Plan; and

(xi) to take all such other action and make all such other determinations and interpretations, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Extent and Effect of Administrator’s Determinations. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided, however, that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, the Administrator shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within fifteen (15) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time; provided, however, that Awards to Israeli Grantees under Section 102 or Section 3(i) of the Tax Ordinance shall be subject to Section 22 below.

6. Types, Terms, Conditions and Limitations of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, and sales or bonuses of Restricted Stock or Restricted Stock Units, and an Award may consist of one such security or benefit or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-qualified Stock Option and with respect to Israeli Grantees may be further designated as 102 Options or 3(i) Options under the Tax Ordinance subject to the qualifications described in Section 22 below. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares or other consideration) upon settlement of the Award, payment contingencies and satisfaction of any performance criteria.

(d) Additional Conditions for Performance-Based Awards. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) satisfactory completion of clinical trials or scientific benchmarks and (xix) receipt of regulatory approvals. Such criteria shall be established before twenty-five percent (25%) of the applicable performance period has elapsed (or within ninety (90) days of a grant date, if earlier). The performance criteria may be applicable to the Company, Related Entities, and/or any individual business units of the Company or any Related Entity.

The extent to which performance criteria are met will be determined solely and in writing by the Administrator and partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

The Administrator shall make adjustments as necessary to eliminate the effect on the stated performance criteria of unplanned acquisitions or dispositions, changes in foreign exchange rates, discrete tax items identified by the Administrator, changes in accounting standards and variances to planned annual incentive compensation expense.

(e) Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the date of such grant. Notwithstanding anything in the Plan to the contrary, if any Award under this Plan is made to a person subject to taxation in the U.S., the date of grant of such Award shall be the date when the Company completes the corporate action necessary to create the legally binding right constituting the Award.

(f) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 400,000 Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base appreciation amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 400,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12 below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(g) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(h) Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(i) Transferability of Awards. Incentive Stock Options or Awards to Israeli Grantees may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee (other than an Israeli Grantee) may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

7. Award Exercise Price, Base Appreciation Amount or Purchase Price, Consideration and Taxes.

(a) Exercise Price, Base Appreciation Amount or Purchase Price. The exercise price, base appreciation amount or purchase price, if any and as applicable, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant or

(2) granted to any Employee other than an Employee described in the preceding clause (i)(1), the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of Options, SARs and any other Award intended to deliver as a benefit appreciation in the value per Share over the value per Share on the date of grant, the exercise price, base appreciation amount or such similar amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of any other Award, such price as is determined by the Administrator.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise, purchase or settlement of an Award (including the method of payment) shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require that have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (1) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and any required withholding provided in Section 7(c) below and (2) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Non-qualified Stock Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (1) the number of Shares as to which the Option is being exercised multiplied by (2) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares) and, at the election of the Grantee, less (3) such number of Shares as is equal to the withholding obligation (if any) provided in Section 7(c) below; or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b), or by other means, grant Awards that do not permit all of the foregoing forms of consideration to be used in payment for the Shares or that otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement; provided, however, that the standard vesting schedule for Israeli Grantees shall be as set forth in Section 22.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company (or its delegee) in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b).

(b) No Rights as Stockholder. The holder of an Option shall have none of the rights of a stockholder with respect to the Shares subject to the Option until such Shares are transferred to the holder (or the Trustee, if applicable) upon the exercise of the Option.

(c) Conditions Upon Issuance of Shares.

(i) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares or consideration in lieu of Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws or other Applicable Laws.

(ii) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to make such representations and warranties that, in the opinion of the Company, are required to ensure that such exercise, or a subsequent sale or disposition of any Shares obtained upon such exercise, does not contravene any Applicable Law, including inter alia, representations and warranties at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(iii) Restrictions. Unless otherwise set forth in an Award Agreement, Shares issued to a Grantee or the Trustee, as applicable, shall be subject to such restrictions as required by the appropriate securities law and in the event that the Company’s Shares shall be registered for trading in any public market, Grantee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period) as will be requested by the Company or its underwriters, and the Grantee by executing an Award Agreement unconditionally agrees and accepts any such limitations and undertakes to further execute any agreement as may be requested by the Company or its underwriters from time to time.

(d) No Fractional Shares. Only whole Shares may be issued pursuant to the exercise of an Option or other Award, and to the extent that an Option or other Award covers less than one (1) Share, it is non exercisable.

9. Termination, Death, Disability of Grantee.

(a) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Cause, Disability or death, such Grantee may, but only within three (3) months from the date of such termination (or such longer or shorter period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(b) Termination of Continuous Service for Cause. In the event of termination of a Grantee’s Continuous Service for Cause, the unvested portion of the Grantee’s Award and, to the extent not previously exercised, the vested portion of the Grantee’s Award, shall terminate.

(c) Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (or such longer or shorter period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(d) Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the post-termination exercise periods following the Grantee’s termination of Continuous Service specified in this Section 9 the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination or such other portion of the Grantee’s Award as may be determined by the Administrator, within twelve (12) months from the date of death (or such longer or shorter period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

10. Restricted Stock.

(a) General. Restricted Stock Awards may be granted upon such terms and conditions as the Administrator shall determine, including with no restrictions.

(b) Purchase Price. No monetary payment (other than payments made for applicable taxes) shall be required as a condition of receiving Shares pursuant to a grant of Restricted Stock. Notwithstanding the foregoing, the Grantee shall furnish consideration in the form of cash having a value not less than the par value of the Shares subject to an award of Restricted Stock. The Board, in its sole discretion, shall determine procedures from time to time for payment of such par value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said par value shall not be paid and that the Company shall take any action to ensure that it meets any requirement of Applicable Laws regarding issuance of Shares for consideration that is lower than the par value of such Shares.

(c) Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to exercise conditions as described herein, as shall be established by the Administrator and set forth in the applicable Award Agreement evidencing such Award. During any restriction period in which Shares acquired pursuant to an award of Restricted Stock remain subject to exercise conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of unless otherwise provided in the Plan or any Award Agreement. Upon request by the Company, each Grantee shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and the Company may place appropriate legends evidencing any such transfer restrictions on the relevant share certificates.

(d) Voting Rights; Dividends and Distributions. Except as provided in this Section 10 and in any Award Agreement, during any restriction period applicable to Shares subject to an award of Restricted Stock, the Grantee shall have all of the rights of a shareholder of the Company holding Shares, including the right to receive all dividends and other distributions paid with respect to such Shares. However, in the event of a dividend or distribution paid in Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Sections 12 and 13 below, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Grantee is entitled by reason of the Grantee’s award of Restricted Stock shall be immediately subject to the same exercise conditions as the Shares subject to the award of Restricted Stock with respect to which such dividends or distributions were paid or adjustments were made.

(e) Termination of Continuous Service. Unless otherwise provided by the Administrator, in the event of termination of Continuous Service of a Grantee for any reason, whether voluntary or involuntary (including the Grantee’s death or disability), the Grantee shall forfeit to the Company any Shares acquired by the Grantee pursuant to an Award of Restricted Stock that remain subject to exercise or transfer conditions as of the date of such termination.

11. Restricted Stock Units.

(a) General. Subject to the sole and absolute discretion and determination of the Administrator, the Administrator may decide to grant under the Plan Restricted Stock Units. A RSU is a right to receive a Share of the Company, under certain terms and conditions, for a consideration of no more than the underlying Share’s par value. Upon the lapse of any applicable conditions (for example, a vesting period) of a RSU, such RSU shall automatically vest into a Share of the Company (subject to adjustments under Sections 12 and 13 herein) and the Grantee shall pay to the Company its par value. The Board, in its sole discretion, shall determine procedures from time to time for payment of such par value by the Grantee or for collection of such amount from the Grantee by the Company. However, the Company shall have the full authority in its discretion to determine at any time that said nominal value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of applicable laws regarding issuance of Shares for consideration that is lower than the nominal value of such Shares.

(b) Termination of Continuous Service. Unless determined otherwise by the Administrator, in the event of termination of Continuous Service of a Grantee, all RSUs theretofore granted to such Grantee that are not vested on the termination date shall terminate immediately and have no legal effect.

12. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan, the exercise price, base appreciation amount or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or similar transaction affecting the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. Adjustments shall be made by the Administrator, whose determination in that respect shall be final, conclusive and binding.

13. Adjustments Upon Change in Control.

(a) Unless otherwise set forth in the Award Agreement, in the event of a Change in Control after the effective date of the Plan, the Administrator or the Board may, in its sole discretion, provide for the (i) termination of an Award upon the consummation of the Change in Control, but only if such Award has vested and been paid out or the Grantee has been permitted to exercise the Option in full for a period of not less than thirty (30) days prior to the Change in Control, (ii) acceleration of all or any portion of an Award, (iii) payment of an amount (in cash or, in the discretion of the Administrator or the Board, in the form of consideration paid to shareholders of the Company in connection with such Change in Control) in exchange for the cancellation of an Award, which, in the case of Options and SARs, shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or SARs over the aggregate exercise price or base appreciation amount of such Option or SAR, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder in a manner complying with Treasury Regulation Section 1.409A-1(b)(5)(v)(D), Treasury Regulation Section 1.424-1 or any applicable successor provisions.

(b) In the event of any adjustment in the number of Shares covered by any Award, any fractional Shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full Shares resulting from such adjustment.

(c) All adjustments pursuant to this Section 13 shall be made by the Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

14. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of ten (10) years, or June 1, 2032, unless sooner terminated. Subject to Section 19 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective. In the case of Israeli Grantees, 102 Options will be granted only after the lapse of at least thirty (30) days following the date in which the Plan and the relevant forms will be submitted to the tax authorities.

15. Amendment, Suspension or Termination of the Plan.

(a) The Board or the Administrator may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan; provided, however, that no amendment of the Plan shall be made without the approval of the Company’s stockholders to the extent such approval is required under Section 19 or if such amendment would lessen the stockholder approval requirements of Section 4(b).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No amendment, alteration, suspension or termination of the Plan (except as provided herein) shall adversely affect any rights under Awards already granted to a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing or electronic format and signed by the Grantee and the Company.

(d) To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Administrator in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Administrator to not comply with the applicable requirements of Section 409A of the Code, the Administrator shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Administrator deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Grantee. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Grantee is a “specified employee” as defined in Section 409A of the Code at the time of termination of Continuous Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code in respect of Awards that are deferred compensation for purposes of such Section 409A, the commencement of any payments or benefits under the Award shall be deferred until the date that is one day following six (6) months following the Grantee’s separation from service (or such other period as required to comply with Section 409A).

16. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Liability of the Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess awarded Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with the Plan.

18. No Effect on Terms of Employment/Consulting Relationship or Retirement Plans.

(a) No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

(b) No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

19. Stockholder Approval.

(a) Incentive Stock Options. Awards of Incentive Stock Options shall only be made under the Plan if the stockholders of the Company approve the Plan within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-qualified Stock Options.

(b) Amendments. Without approval of the Company’s stockholders there shall be no: (i) increase in the number of shares to be issued under the Plan, except as permitted in Section 12; (ii) extension of the duration of the Plan; (iii) expansion of the class of Grantees eligible to participate in the Plan; (iv) expansion in the types of Awards provided under the Plan; or (v) other change in the Plan that requires stockholder approval under Applicable Law.

20. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, that the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

21. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

22. Israeli Grantees. This Section shall apply only to Israeli Grantees and is intended to enable the Company to grant Awards under the Plan pursuant and subject to Section 102 and Section 3(i) of the Tax Ordinance. Accordingly, the Plan is designated to comply with the Tax Ordinance and the rules, regulations and orders or procedures promulgated thereunder from time to time, as amended or replaced from time to time, and shall be submitted to the ITA as required thereunder.

In any case of contradiction, whether explicit or implied, between the provisions of this Section 22 and the Plan, the provisions set out in this Section 22 shall prevail unless the Administrator decides otherwise to ensure compliance with the Tax Ordinance and other Applicable Laws.

(a) Eligibility. 102 Options may be granted only to Israeli Employees. Non-Employees may only be granted 3(i) Options. The grant of an Award hereunder shall neither entitle the Grantee to participate nor disqualify the Israeli Grantee from participating in any other grant of Awards pursuant to the Plan or any other option or stock plan of the Company or any Related Company.

(b) Grant of Awards in Trust.

(i) Grants Made Under Section 102.

(1) The Company may designate 102 Options as Trustee 102 Options or Non-Trustee 102 Options. The designation of Non-Trustee 102 Options and Trustee 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Tax Ordinance and the regulations promulgated thereunder.

(ii) Grant of Trustee 102 Options.

(1) The grant of the Trustee 102 Options shall be made under the Plan and shall be conditional upon the approval of the Plan by the ITA. Trustee 102 Options may be granted at any time after the passage of thirty (30) days following the delivery by the Company to the ITA of a notice pertaining to the appointment of the Trustee and the adoption of the Plan, unless otherwise determined by the ITA. 102 Options, which shall be granted pursuant to Section 102, and/or any Shares issued upon exercise or vesting of such Awards, as the case may be, and/or other Shares received subsequently following any realization of rights, shall be issued to the Trustee. Each Israeli Grantee in respect of whom a Trustee 102 Option is granted and held in trust by the Trustee shall be referred to as a “beneficial optionee” hereunder.

(2) Trustee 102 Options may either be classified as Capital Gain Options or Ordinary Income Options:

a. Trustee 102 Options elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as “Capital Gain Options” or “CGO.”

b. Trustee 102 Options elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(l) shall be referred to herein as “Ordinary Income Options” or “OIO.”

(3) The Company’s election of the type of Trustee 102 Options as CGO or OIO granted to Employees (the “Election”) shall be appropriately filed with the ITA thirty (30) days before the date of grant of a Trustee 102 Option, unless otherwise determined by the ITA. Such Election shall become effective beginning the first date of grant of a Trustee 102 Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Trustee 102 Options. The Election shall obligate the Company to grant only the type of Trustee 102 Option it has elected, and shall apply to all Israeli Grantees who were granted Trustee 102 Options during the period indicated herein or therein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. Notwithstanding, such Election shall not prevent the Company from granting Non-Trustee 102 Options simultaneously.

(4) All Trustee 102 Options must be held in trust by and issued on the name of the Trustee, as described below.

(5) With respect to Trustee 102 Options, the provisions of the Plan and/or an Award Agreement shall be subject to the provisions of Section 102 and the ITA’s permit, and the said provisions and permit shall be deemed an integral part of this Section 22 and of the Award Agreement for the respective Grantees thereof. Any provision of Section 102 and/or the said permit that is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Award Agreement, shall be considered binding upon the Company and the Israeli Grantee.

(iii) Issuance to Trustee.

(1) All Trustee 102 Options granted under the Plan and/or any Shares allocated or issued upon exercise or vesting of such Trustee 102 Options, as the case may be, and/or other and all rights deriving from or in connection therewith, including, without limitation, in accordance with Section 12 above or any bonus Shares or stock dividends issued in connection therewith shall be granted by the Company to the Trustee, and the Trustee shall hold each such Trustee 102 Option and the Shares issued upon exercise or vesting thereof, as the case may be, in trust for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”) for the benefit of the Grantees in respect of whom such Trustee 102 Option was granted. If applicable, all certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

(2) In the event the requirements for Trustee 102 Options are not met for any reason whatsoever, then the Trustee 102 Options may be treated as Non-Trustee 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

(3) With respect to any Trustee 102 Option, subject to the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder, an Israeli Grantee shall not be entitled to sell or release from Trust the Trustee 102 Option, the Shares received upon the exercise or vesting of such Option, as the case may be, and/or any right deriving from or in connection therewith, including, without limitation, in accordance with Section 13 above or any bonus Shares or stock dividends issued in connection therewith, until the later of: (i) the lapse of the Holding Period required under Section 102 and (ii) the vesting of such 102 Options set forth in the respective Award Agreement (such later date being hereinafter referred to as the “Release Date”). Notwithstanding the foregoing, if such sale or release occurs during the Holding period, the provisions of Section 102 and the rules or regulations promulgated thereunder shall apply and any expenses and/or tax consequences therefrom shall be borne by the Israeli Grantee.

(4) Subject to the terms hereof, at any time after the Release Date with respect to any Trustee 102 Options or Shares the following shall apply:

a. Trustee 102 Options granted, and/or Shares or rights issued to the Trustee shall continue to be held by the Trustee, on behalf of the beneficial optionee. From and after the Release Date, upon the written request of any beneficial optionee, the Trustee shall release from the Trust the Trustee 102 Options granted, and/or the Shares or rights issued, on behalf of such beneficial optionee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such beneficial optionee; provided, however, that the Trustee shall not so release any such Trustee 102 Options and/or Shares and/or rights to such beneficial optionee unless the latter, prior to or concurrently with such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

b. Alternatively, from and after the Release Date, upon the written instructions of the beneficial optionee to sell any Shares and rights issued upon exercise of Trustee 102 Options, the Trustee or the Company, as the case may be, shall use its best efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment, of the purchase price in such transactions. The Trustee or the Company, as the case may be, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the beneficial optionee, reporting to such beneficial optionee and to the Company the amount so withheld and paid to said authorities.

c. Notwithstanding the foregoing, in the event the underwriters of securities of the Company impose restrictions on the transferability of the Shares during a lock-up period, the beneficial optionee shall not be entitled to release from Trust the Trustee 102 Options granted and/or the Shares issued and/or to instruct the Trustee to effect a sale of same, for as long as the restrictions are in effect. In the event the Trustee 102 Options granted and/or the Shares issued have been released from trust the restrictions imposed on the transferability of same shall nevertheless apply to said optionee’s Trustee 102 Options held by the Grantee and/or Shares in the same manner. Consequently, the Israeli Grantee shall sign any documents required in order to effect the restrictions, for as long as the restrictions are in effect.

d. Upon receipt of the Award, the Israeli Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Award or Share or rights granted to same thereunder. The Trustee may establish additional terms and conditions in connection with Awards held in trust by the Trustee.

(iv) Grant of Non-Trustee 102 Options.

(1) Awards granted pursuant to this subsection are intended to constitute Non-Trustee 102 Options and shall be subject to the general terms and conditions of the Plan and this Section 22, except for provisions of the Plan applying to Trustee 102 Option or Awards under a different tax law or regulation.

(2) With respect to Non-Trustee 102 Options, if the Grantee ceases to be employed by or of service to the Company or a Related Company, the Grantee shall be required to extend to the Company a security or guarantee for the payment of tax due at the time of sale of Shares or other rights, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

(v) Grants Made Under Section 3(i). Awards granted pursuant to this subsection are intended to constitute 3(i) Options and shall be subject to the general terms and conditions of the Plan and Section 22 thereof, except for said provisions of the Plan applying to Awards under a different tax law or regulation. The Administrator may choose to deposit the 3(i) Options granted pursuant to Section 3(i) of the Tax Ordinance with a trustee. In such event, said trustee shall hold such 3(i) Options in trust, until exercised by the Grantee, pursuant to the Company’s instructions from time to time. If determined by the Administrator, the trustee shall be responsible for withholding any taxes to which a Grantee become liable upon the exercise of such 3(i) Options.

(c) Award Agreement. Without derogating from the powers of the Administrator under the Plan, the Administrator shall adopt the form of Award Agreement for Israeli Grantees in form acceptable by the ITA and in compliance with the Tax Ordinance. The Award Agreement shall further indicate the type of Award (102, 3(i), Trustee, Non-Trustee etc.) granted thereunder.

(d) Vesting. Without derogating from the terms of any Award Agreement or the discretionary authority of the Administrator, the standard vesting for Awards to Israeli Grantees shall be as follows:

(i) Twenty five percent (25%) of the Awards granted under each Award Agreement shall vest on the end of the first year of Continuous Service following the vesting commencement date determined by the Administrator and if not specified the date of the grant of an Option (the “First Anniversary”); and

(ii) The remaining seventy five percent (75%) of the Awards shall vest on a quarterly basis over a period of three (3) years commencing as of the First Anniversary in twelve (12) equal portions subject to Continuous Service of the Grantee.

(e) With respect to all Shares (in contrast to unexercised Options) allocated or issued upon the exercise of Awards by the Israeli Grantee, the Grantee or the Trustee, as the case may be, shall be entitled to receive dividends in accordance with the quantity of such Shares, subject however to any applicable taxation on distribution of dividends.

(f) Without derogating from anything in the Plan, to the extent permitted by Applicable Laws, any tax consequences attributable to the Israeli Grantee arising from the grant, vesting or exercise of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company, a Related Company, the Trustee or the Grantee) hereunder shall be borne solely by the Grantee. The Company and/or or a Related Company and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules and regulations, including withholding taxes at the source. Furthermore, to the extent permitted by Applicable Law, the Grantee shall agree to indemnify the Company and/or a Related Company and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee. The Administrator and/or the Trustee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

(g) The Plan, to the extent applicable to Israeli Grantees, shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to Israeli Grantees.

23. Prohibition on Repricing. The Administrator shall not, without the approval of the stockholders of the Company (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the Fair Market Value per share of Common Stock.

As adopted by the Board of Directors of Petrocorp Inc. as of June 1, 2022.